UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2022

RESOLUTE FOREST PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Resolute Forest Products Inc.
1010 De La Gauchetière Street West, Suite 400
Montreal, Quebec, Canada H3B 2N2
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange
Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) Resolute Forest Products Inc. held its annual meeting of stockholders on May 27, 2022.

(b) The stockholders:
•elected each of the eight director nominees listed below to hold office until the 2023 annual meeting of stockholders, or until his or her successor has been elected and qualified;
•ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2022 fiscal year; and
• adopted a non-binding resolution approving executive compensation.

1. Vote on the election of directors:

	For	Against	Abstain	Broker non-votes
Randall C. Benson	55,551,033	932,490	17,881	4,012,687
Suzanne Blanchet	56,211,345	271,689	18,370	4,012,687
Duncan K. Davies	56,276,317	205,519	19,568	4,012,687
Jennifer C. Dolan	55,598,953	884,220	17,931	4,012,687
Remi G. Lalonde	56,193,165	287,972	20,267	4,012,687
Bradley P. Martin	55,976,561	505,262	19,581	4,012,687
Alain Rhéaume	52,741,675	3,739,284	20,445	4,012,687
Michael S. Rousseau	54,914,047	1,575,537	11,820	4,012,687

2. Vote on the ratification of the appointment of PricewaterhouseCoopers LLP:

For	60,382,859
Against	105,707
Abstain	25,522
Broker non-votes	0

3. Advisory vote to approve executive compensation:

For	55,828,228
Against	592,523
Abstain	80,653
Broker non-votes	4,012,687

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

	By:	/s/ Stephanie Leclaire
Date: May 27, 2022		Name: Stephanie Leclaire
Title: Senior Vice President and Chief Legal Officer